Exhibit 99.1

Joint Filers’ Signatures

ESSETIFIN S.P.A.

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Director
Date:	October 2, 2017

Enrico Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-Fact
Date:	October 2, 2017

Silvia Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-Fact
Date:	October 2, 2017

Francesca Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-Fact
Date:	October 2, 2017

Martina Cavazza Preta

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-Fact
Date:	October 2, 2017

Paolo Cavazza

By:	/s/ Fabio Poma
Name:	Fabio Poma
Title:	Attorney-in-Fact
Date:	October 2, 2017